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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

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                   Subsidiary                                  Jurisdiction of Organization
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

Aztec International LLC                                                Delaware
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Aztec Technology Partners of New England                               Delaware
LLC
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Blueflame Inc. (DE)                                                    New York
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McDowell Tucker & Co, Inc.                                             Texas
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